UNITED STATES OF AMERICA
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported)  August 18, 2000
                                                  ---------------



                   ------------------------------------------


                                  ROLLINS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                  001-04422                 51-0068479
(State or other jurisdiction    (Commission File          (I.R.S. Employer
    of incorporation)                Number)             Identification No.)


                   2170 Piedmont Road, N.E., Atlanta, Georgia
                    (Address of principal executive offices)

                                      30324
                                   (Zip Code)

                                 (404) 888-2000
              (Registrant's telephone number, including area code)


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
ITEM 5.           OTHER EVENTS

                  On May 14, 1999, a lawsuit was filed in the Circuit Court of Macon County, Alabama against the Registrant's subsidiary, Orkin Exterminating Company, Inc. (the "Company") alleging breach of contract and fraud. The suit asserts a failure to treat and inspect the residence of the plaintiff and to repair the termite damage and alleges that the Company concealed alleged misconduct by suppressing material facts. In particular, the plaintiff alleges that the Company failed to adequately perform the initial treatment; failed to tell her about the extent of damages; failed to perform required reinspections; and failed to perform repairs as required. In general, the plaintiff claims to have been misled as to the quality of work performed. The Company defended itself by asserting that the plaintiff had not been misled, but had been told about her damages initially and subsequently. The Company also presented evidence that there was structural damage not attributable to termites, that there were significant conditions conducive to termites present in and around the structure and that there was no evidence of live termites found in the damaged areas since 1989. On August 18, 2000, the jury in the matter of The Estate of Artie Mae Jeter v. Orkin Exterminating Company, Inc. and Bill Maxwell, returned a verdict of $80.8 million against the Company. The award consisted of $800,000 in compensatory damages (including property damage and mental anguish) and $80.0 million in punitive damages. The jury found simply that the contract had been breached and the Company had committed fraud. The judge entered an order of judgment on August 28, 2000.

                  This case arose out of a contract entered into by the plaintiff and the Company in 1977 for termite treatment and control that carried a repair guarantee. In 1989, the Company made repairs of $23,000 to the plaintiff's home. Since the retreatment and repairs made to the home in 1989, there have been no termites reported by the customer or found in subsequent inspections. The plaintiff continued on as an Orkin customer for the next ten years, never complaining of termite problems to Orkin.

                  It is the Company's position that it complied with its contractual obligations and that it did not attempt to conceal alleged misconduct or suppress material facts. The Company will vigorously pursue post-trial relief and its right to appeal. The post-trial procedures are expected to take several months. The Company believes it has valid issues and defenses to raise in its post-trial efforts; however, if the verdict is permitted to stand, it would have a material adverse impact on the Registrant and the Company. Although it is the opinion of management and their attorneys that this verdict will be substantially reduced and that the ultimate resolution of this litigation will not have a material impact on the Registrant and the Company, there is no assurance that the verdict will be reduced or reversed on appeal.

                  FORWARD LOOKING STATEMENTS

                  This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the expected impact of the outcome of litigation in the matter of The Estate of Artie Mae Jeter v. Orkin Exterminating Company, Inc. and Bill Maxwell on the Company's financial condition and management's expectations regarding the potential reduction in the amount of the judgment. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, the possibility of an appellate court ruling against the Company in regard to the above mentioned litigation; the potential inability of the Company to obtain a bond, letter of credit or other type of surety and the possibility that the cost of any bond, letter of credit or other surety, if required as part of the appeals process could exceed the Registrant's expectations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   ROLLINS, INC.


Date:  September 13, 2000                          By:  /s/ Gary W. Rollins
                                                       ----------------------
                                                        Gary W. Rollins
                                                        President and Chief
                                                         Operating Officer